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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34169, 333-27979 and 333-71858) and the Registration Statements on Form S-3 (Nos. 333-84971, 333-41424 and 333-58126) of our report dated January 23, 2002, except for Note 16 as to which the date is February 27, 2002, with respect to the financial statements of Endocardial Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
March 27, 2002

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  Exhibit 23.1
Consent of Independent Auditors